EXHIBIT 5.1
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                              LEVY & LEVY,  P.A.
                             William Levy, Esq.
                          Suite #309,  Plaza 1000
                                Main Street
                          Voorhees, NJ  08043-4634

(609) 751-9494                                             Fax:(609) 751-9779


                        February 12, 1998


Total Research Corporation
5 Independence Way
Princeton,  NJ  08543

Re: S-8 for TOTAL RESEARCH CORPORATION

Gentlemen:

     At your request, I have examined the form of Registration Statement which you are filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,995,000 shares of your Common Stock (the "Stock") issuable pursuant to the 1995 Stock Incentive Plan for Total Research Corporation, Amendment #1 to the 1995 Stock Incentive Plan for Total Research Corporation and the 1995 Stock Incentive Plan for Total Research Ltd. (the "Plans").

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and not others:

     1.   Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Certified Resolutions adopted by the Board of Directors of the Company authorizing the Plan and the issuance of the Stock.

     4.   The Registration Statements.

     5.   The Form of each Plan.

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     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

     Based on the foregoing, it is my opinion that the Stock to be issued under the Plan, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Plan in the form referred to herein, when issued under the Plan, will by duly and validly authorized, fully paid and non-assessable.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of Colorado and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

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     The information set forth herein is as of the date of this letter.  I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

                                   Very truly yours,

                                   LEVY & LEVY
                                   A Professional Corporation

                                   By: /s/ William N. Levy, Esq.
                                      --------------------------
                                        William N. Levy, Esq.